UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2009 (August 11, 2009)

Commission file number: 0-22773

NETSOL TECHNOLOGIES, INC.
(Exact name of small business issuer as specified in its charter)

NEVADA	95-4627685
(State or other Jurisdiction of	(I.R.S. Employer NO.)
Incorporation or Organization)

23901 Calabasas Road, Suite 2072, Calabasas, CA 91302
(Address of principal executive offices) (Zip Code)

(818) 222-9195 / (818) 222-9197
(Issuer's telephone/facsimile numbers, including area code)

Item 3.02  Unregistered Sale of Equity Securities.

On August 11, 2009,NetSol Technologies, Inc. closed a purchase  agreement to sell convertible notes with a total principal value of $2,000,000 to  an investment fund managed by Tail Wind Advisory & Management, Ltd and another accredited investor  The notes have a 1 year maturity date and are convertible into shares of common stock at the initial conversion price of $0.63 per share, which conversion price was determined as of July 10, 2009, the date of the purchase agreement.  The issuance of the notes was made in reliance on an exemption from registration available under Regulation D of the Securities Act of 1933, as amended.

 (a) Exhibits

99.1	Convertible Note Purchase Agreement dated July 10, 2009 by and between the Company and The Tail Wind Fund Ltd. and Solomon Strategic Holdings, Inc.

99.2	Convertible Note executed by the Company in favor of The Tail Wind Fund Ltd.

99.3	Convertible Note executed by the Company in favor of Solomon Strategic Holdings, Inc.

99.4	Investor Rights Agreement dated July 10, 2009 by and between the Company and The Tail Wind Fund Ltd. and Solomon Strategic Holdings, Inc.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NETSOL TECHNOLOGIES, INC.

Date: August 12, 2009	/s/ Najeeb Ghauri
NAJEEB GHAURI
Chief Executive Officer

Date: August 12, 2009	/s/ Boo-Ali Siddiqui
BOO-ALI SIDDIQUI
Chief Financial Officer